CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our reports dated November 28, 2007, relating to the financial statements and financial highlights of the AllianceBernstein Intermediate California Municipal Portfolio, AllianceBernstein Intermediate Diversified Municipal Portfolio, and AllianceBernstein Intermediate New York Municipal Portfolio, which appear in the September 30, 2007 Annual Report to Intermediate Municipal Retail Class Shareholders of Sanford C. Bernstein Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Report of Independent Registered Public Accounting Firm and Financial Statements" in such Regisration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
January 28, 2008